FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Elite Financial Communications Group, LLC
Dodi Handy, President and CEO (Twitter: dodihandy)
For Media: Kathy Addison, COO (Twitter: kathyaddison)
(407) 585-1080 or via email at NAGP@efcg.net

NATIVE AMERICAN ENERGY GROUP SETTLES $245,000 Debt Obligation

FOREST HILLS, NY – (MARKETWIRE) – May 30, 2012 – Native American Energy Group, Inc. (OTCQB: NAGP) today announced that it has settled a debt liability in the amount of $245,000 owed to a creditor, Assetia FOG, LLC, since November 2007. On May 29, 2012, the parties entered into a Debt Settlement Agreement under which the Company agreed to convert the 4 ½ year-old debt into common shares at $2.00 per share and reimburse legal fees in the amount of $10,000 in exchange for full satisfaction of the debt, due to Assetia, from the Company.

As a result of this debt settlement with Assetia FOG and the recent restructuring of its license agreement with Windaus Energy Inc. as previously reported on April 26, 2012, the Company expects to record a reduction of its balance sheet debt by $645,000 for the 2nd fiscal quarter ending June 30, 2012.

For more detailed information about the Debt Settlement Agreement, please refer to NAGP’s Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission.

About Native American Energy Group, Inc.

Native American Energy Group, Inc. is a New York-based, energy resource development and management company. For more information, please visit www.nativeamericanenergy.com or email NAGP@efcg.net.

Forward-Looking Statements

This release contains statements known as 'forward-looking' statements regarding the future business activities of the Company, and "actual" results may be materially different from those projected. Further information on our business are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

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